     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1998

                                           REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          PARKER-HANNIFIN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           OHIO                                                     34-0451060
              (STATE OR OTHER JURISDICTION OF                                    (I.R.S. EMPLOYER
              INCORPORATION OR ORGANIZATION)                                  IDENTIFICATION NUMBER)

                            6035 PARKLAND BOULEVARD

                           CLEVELAND, OHIO 44124-4141
                                 (216) 896-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                            JOSEPH D. WHITEMAN, ESQ.
                 Vice President, General Counsel and Secretary
                          Parker-Hannifin Corporation
                            6035 Parkland Boulevard
                           Cleveland, Ohio 44124-4141
                                 (216) 896-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:

                  THOMAS C. DANIELS, ESQ.                                      EARL D. WEINER, ESQ.
                Jones, Day, Reavis & Pogue                                      Sullivan & Cromwell
                    901 Lakeside Avenue                                          125 Broad Street
                   Cleveland, Ohio 44114                                        New York, NY 10004
                      (216) 586-3939                                              (212) 558-4000

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement as determined in light of market conditions.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                                                   PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF           AMOUNT TO BE          PROPOSED MAXIMUM       AGGREGATE OFFERING           AMOUNT OF
  SECURITIES TO BE REGISTERED      REGISTERED(1)(2)        OFFERING PRICE(3)         PRICE (2)(3)          REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities.........      $600,000,000                100%                $600,000,000             $177,000.00
===============================================================================================================================

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies or foreign currency units as shall result in an aggregate initial public offering price for all securities of $600,000,000.

(2) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein relates to an aggregate of $755,000,000 principal amount of Senior Debt Securities, consisting of $600,000,000 principal amount of Senior Debt Securities being registered hereby and the $155,000,000 principal amount of Senior Debt Securities that are as yet unsold that were previously registered under the Company's Registration Statement on Form S-3 (No. 333-02761) that was filed with the Securities and Exchange Commission on April 23, 1996 and for which a filing fee of $53,448.28 has previously been paid.

(3) Estimated solely for the purpose of calculating the registration fee.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    PURSUANT TO RULE 429 OF THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 333-02761.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 13, 1998

PROSPECTUS

                                  $755,000,000

                          PARKER-HANNIFIN CORPORATION

                            SENIOR DEBT SECURITIES*

                               ------------------

     Parker-Hannifin Corporation (the "Company") intends to issue from time to time in one or more series its senior unsecured debt securities (the "Senior Debt Securities"), consisting of debentures, notes, bonds and/or other unsecured evidences of indebtedness, at an aggregate initial offering price not to exceed U.S. $755,000,000 or the equivalent thereof if Senior Debt Securities are denominated in one or more foreign currencies or foreign currency units, at prices and on terms to be determined at or prior to the time of sale.

     Specific terms of the Senior Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying supplement to this Prospectus (each, a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities, the initial offering price and the net proceeds to the Company from the sale thereof. The accompanying Prospectus Supplement will set forth, among other items, the following with respect to the Offered Securities: the specific designation, aggregate principal amount, authorized denominations, maturity, rate or method of calculation of interest, if any, and dates for payment thereof, any redemption, prepayment or sinking fund provisions, any exchange rights, and the currency, currencies or currency units in which principal, premium, if any, or interest, if any, is payable.

     The Offered Securities may be sold through underwriters, dealers or agents or may be sold directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any Offered Securities, their names and any applicable fee, commission or discount arrangements will be set forth in the accompanying Prospectus Supplement. The net proceeds to the Company of the sale of Offered Securities will be the purchase price of such Offered Securities less attributable issuance expenses, including underwriters', dealers' or agents' compensation. See "Plan of Distribution" for indemnification arrangements for underwriters, dealers and agents.

* Pursuant to Rule 429 under the Securities Act of 1933 (the "Securities Act"), this Prospectus also relates to an additional $155,000,000 of Senior Debt Securities which were registered under Registration Statement No. 333-02761.

     This Prospectus may not be used to consummate sales of Senior Debt Securities unless accompanied by a Prospectus Supplement.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ------------------

                THE DATE OF THIS PROSPECTUS IS          , 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, DEALER OR UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SENIOR DEBT SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site (http : / / www.sec.gov) that contains reports, proxy and information statements regarding registrants that file electronically with the Commission. The Company's Common Stock is listed on the New York Stock Exchange, and such reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus and the accompanying Prospectus Supplement omit certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Senior Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission are incorporated by reference in this Prospectus:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997; and

     (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997; and

     (iii) The Company's Current Report on Form 8-K, dated December 15, 1997.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus

Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Parker-Hannifin Corporation, 6035 Parkland Blvd., Cleveland, Ohio 44124-4141, Attention: Joseph D. Whiteman, Esq., Vice President, General Counsel and Secretary, telephone (216) 896-3000.

                                  THE COMPANY

     Parker-Hannifin Corporation (the "Company") is a leading worldwide full-line manufacturer of motion control products, including fluid power systems, electromechanical controls and related components. Fluid power involves the transfer and control of power through the medium of liquid, gas or air, in hydraulic, pneumatic and vacuum applications. Fluid power systems move and position materials, control machines, vehicles and equipment and improve industrial efficiency and productivity. Components of a simple fluid power system include a pump which generates pressure, valves which control the fluid's flow, an actuator which translates the pressure in the fluid into mechanical energy, a filter to remove contaminants and numerous hoses, couplings, fittings and seals. Electromechanical control involves the use of electronic components and systems to control motion and precisely locate or vary speed in automation applications. In addition to motion control products, the Company also is a leading worldwide producer of fluid purification, fluid flow, process instrumentation, air conditioning, refrigeration, and electromagnetic shielding and thermal management products.

     The Company's manufacturing, service, distribution and administrative facilities are located in 35 states, Puerto Rico and worldwide in 37 foreign countries. Its motion control technology is used in products of its two business segments: Industrial and Aerospace. The products are sold as original and replacement equipment through product and distribution centers worldwide. The Company markets its products through its direct-sales employees and more than 7,500 independent distributors. The Company's products are supplied to over 350,000 customer outlets in virtually every significant manufacturing, transportation and processing industry.

     The Company was incorporated in Ohio in 1938. Its principal executive offices are located at 6035 Parkland Boulevard, Mayfield Heights, Ohio 44124-4141, telephone (216) 896-3000.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for each of the last five fiscal years ended June 30, 1997 and for the six months ended December 31, 1997 and December 31, 1996. For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consist of (i) interest on indebtedness, whether expensed or capitalized, and (ii) that portion of rental expense the Company believes to be representative of interest.

                                   SIX MONTHS ENDED                     FISCAL YEAR ENDED
                              --------------------------      -------------------------------------
                              DECEMBER 31,  DECEMBER 31,                    JUNE 30,
                                  1997          1996          1997    1996    1995     1994    1993
                              ------------  ------------      ----    ----    -----    ----    ----
Ratio of earnings to fixed
  charges...................          8.98          6.52      8.34    9.09    10.16    3.68    3.05

                                USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Senior Debt Securities for general corporate purposes, which may include refinancing or repayment of indebtedness, financing acquisitions as they may arise, repurchasing the Company's equity securities, and financing of capital expenditures and working capital. Further details relating to the uses of the net proceeds of any such offering will be set forth in the applicable Prospectus Supplement.

                     DESCRIPTION OF SENIOR DEBT SECURITIES

     The following description of the Senior Debt Securities sets forth certain general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities offered by any Prospectus Supplement (the "Offered Securities") and the extent, if any, to which such general provisions may apply to the Senior Debt Securities so offered will be described in the Prospectus Supplement or Prospectus Supplements relating to such Offered Securities.

     The Offered Securities are to be issued under an Indenture (the "Indenture"), dated as of May 3, 1996, between the Company and National City Bank, as Trustee (the "Trustee"). The Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available for inspection at the corporate trust office of the Trustee at 1900 East Ninth Street, Cleveland, Ohio 44114, or as described above under "Available Information." The following summaries of certain provisions of the Senior Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular Offered Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Section numbers below refer to provisions of the Indenture.

GENERAL

     The Senior Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured unsubordinated indebtedness of the Company. The Indenture does not limit the amount of Senior Debt Securities that may be issued thereunder and provides that Senior Debt Securities may be issued from time to time in one or more series. (Section 301)

     The Prospectus Supplement or Prospectus Supplements relating to the particular series of Senior Debt Securities offered thereby will describe the following terms of the Offered Securities or the series of which they are a part: (i) the title of the Offered Securities; (ii) any limit on the aggregate principal amount of the Offered Securities; (iii) the Person to whom any interest on the Offered Securities shall be payable, if other than the Person in whose name that Offered Security is registered on the Regular Record Date for such interest; (iv) the date or dates on which the principal of any Offered Security is payable; (v) the rate or rates at which the Offered Securities will bear interest, if any, and the date or dates from which such interest will accrue and the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (vi) the place or places where the principal of and any premium and interest on any Offered Securities is payable;
(vii) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed in whole or in part at the option of the Company; (viii) any mandatory or optional sinking fund or analogous provisions; (ix) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any securities will be issuable; (x) if the amount of payments of principal of and any premium or the interest on the Offered Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined; (xi) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Offered Securities is payable and the manner of determining the equivalent thereof in the currency of the United States of America under the Indenture; (xii) if the principal of or any premium or interest on any Offered Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Offered Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable, or the manner in which such amount shall be determined; (xiii) if other than the entire principal amount thereof, the portion of the principal amount of any Offered Securities which will be payable upon declaration of acceleration of the Maturity thereof; (xiv) if the principal amount payable at the Stated Maturity of any Offered Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Offered Securities as of any such date for any purpose under the Indenture; (xv) if applicable, that the Offered Securities, in whole or any specified part, shall be defeasible pursuant to the Indenture; (xvi) if applicable, that any Offered Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Book-Entry System" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Senior Debt Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of persons other than the Depositary for such Global Security or its nominee; (xvii) any addition to or change in the Events of Default applicable to any Offered Securities and any change in the right of the Trustee or the requisite Holders of such Offered Securities to declare the principal amount thereof due and payable pursuant to the Indenture; (xviii) any addition to or change in the covenants set forth in Article Ten of the Indenture, including, without limitation, those described in "Certain Covenants of Senior Debt Securities," which apply to such Offered Securities; and (xix) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture. (Section 301)

DENOMINATIONS, REGISTRATION OF TRANSFER AND EXCHANGE

     Unless otherwise indicated in the Prospectus Supplement or Prospectus Supplements relating thereto, the Senior Debt Securities will be issued only in registered form, without coupons and only in denominations of $1,000 or any integral multiple thereof. (Section 302)

     Senior Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Certain United States federal income tax consequences, if any, and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement or Prospectus Supplements relating thereto. "Original Issue Discount Security" means any Senior Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof. (Section 101) In addition, certain United States federal income tax or other considerations, if any, applicable to any Senior Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

     Subject to the terms of the Indenture and the limitations applicable to Global Securities, upon surrender for registration of transfer of any Senior Debt Security of a series at the office or agency of the Company in the Place of Payment for that series, the Company will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Debt Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Senior Debt Securities of any series may be exchanged for other Senior Debt Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Senior Debt Securities to be exchanged at such office or agency. No service charge will be made for any registration of transfer or exchange of the Offered Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

CERTAIN DEFINITIONS

     Set forth below is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

     "Subsidiary" is defined as a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company.

     "Restricted Subsidiary" is defined as a Subsidiary of the Company substantially all the property of which is located, or substantially all of the business of which is carried on, within the United States and which owns a Principal Property.

     "Principal Property" is defined to mean any manufacturing or processing plant or warehouse owned by the Company or any Restricted Subsidiary which is located within the United States and the gross book value of which (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made, exceeds 1% of Consolidated Net Tangible

Assets, other than properties or any portion of a particular property which in the opinion of the Company's Board of Directors are not of material importance to the Company's business or to the use or operation of such property.

     "Attributable Debt" is defined to mean the total net amount of rent required to be paid during the remaining primary term of certain leases, discounted at a rate per annum equal to the weighted average yield to maturity of the Senior Debt Securities calculated in accordance with generally accepted financial practices.

     "Consolidated Net Tangible Assets" is defined to mean the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting (i) all liabilities other than deferred income taxes, Funded Debt and shareholders' equity, and (ii) all goodwill and other intangibles of the Company and its consolidated Subsidiaries.

     "Funded Debt" is defined to mean (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized).

CERTAIN COVENANTS OF SENIOR DEBT SECURITIES

     The Indenture contains, among other things, the following covenants:

     Restrictions of Secured Debt. The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any evidence of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or any Restricted Subsidiary, or on any shares of stock of or Debt of any Restricted Subsidiary, without effectively providing that the Senior Debt Securities are secured equally and ratably with, or, at the Company's option, prior to, such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt of the Company and its Restricted Subsidiaries with respect to sale and leaseback transactions involving Principal Properties, with the exception of such transactions which are excluded as described in "Restrictions on Sales and Leasebacks" below, would not exceed 10% of Consolidated Net Tangible Assets.

     The above restriction does not apply to, and there will be excluded from Debt in any computation under such restriction, (i) Debt secured by Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (ii) Debt secured by Mortgages in favor of the Company or a Restricted Subsidiary, (iii) Debt secured by Mortgages in favor of governmental bodies to secure progress or advance payments or payments pursuant to contracts or statute, (iv) Debt secured by Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof, including acquisition through merger or consolidation, and Debt secured by Mortgages to finance the acquisition of property, shares of stock or Debt or to finance construction on property which is incurred within 180 days of such acquisition or completion of construction, (v) Debt secured by Mortgages securing industrial revenue or pollution control bonds, or (vi) any extension, renewal or replacement of any Debt referred to in the foregoing clauses (i) through (v) inclusive, provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced, plus improvements on such property. (Section 1007)

     Restrictions on Sales and Leasebacks. Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt of the Company and its Restricted Subsidiaries with respect to such transaction plus all secured Debt to which the restrictions described under "Restrictions on Secured Debt" above apply would not exceed 10% of Consolidated Net Tangible Assets.

     This restriction does not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if (i) the lease is for a period of not in excess of three years, including renewal rights, (ii) the sale or transfer of the Principal Property is made within 180 days after the later of its acquisition or completion of construction, (iii) the lease secures or relates to industrial revenue or pollution control bonds, (iv) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, or (v) the Company or such Restricted Subsidiary, within 180 days after the sale is completed, applies (A) to the retirement of the Senior Debt Securities, other Funded Debt of the Company ranking on a parity with or senior to the Senior Debt Securities, or Funded Debt of a Restricted Subsidiary, or (B) to the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased, an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property leased, or (ii) the fair market value of the Principal Property leased. In lieu of applying proceeds to the retirement of Funded Debt, the Company may surrender debentures or notes, including the Senior Debt Securities, to the Trustee for retirement and cancellation, or the Company or a Restricted Subsidiary may receive credit for the principal amount of Funded Debt voluntarily retired within 180 days after such sale. (Section 1008)

EVENTS OF DEFAULT

     The Indenture defines an Event of Default with respect to Senior Debt Securities of any series as being any one of the following events and such other events as may be established for the Senior Debt Securities of a particular series: (i) default for 30 days in any payment of interest on any Senior Debt Security of such series; (ii) default in any payment of principal of or any premium on any Senior Debt Security of such series when due; (iii) default in the payment of any sinking fund installment with respect to such series when due; (iv) default for 60 days after appropriate notice in performance of any other covenant or warranty included in the Indenture, other than those covenants or warranties included solely for the benefit of series of Senior Debt Securities other than that series; (v) default under any evidence of indebtedness of the Company or any Restricted Subsidiary exceeding $10,000,000 in aggregate principal amount, including a default with respect to Senior Debt Securities of series other than that series or under any mortgage, indenture or instrument under which any such indebtedness is issued or secured, including the Indenture, which default results in acceleration of the maturity of such indebtedness, if such acceleration is not rescinded or annulled or if such indebtedness is not discharged within 10 days after written notice as provided in the Indenture; (vi) certain events in bankruptcy, insolvency or reorganization; or (vii) any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501) If an Event of Default with respect to Senior Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal of such series, or, if the Senior Debt Securities of that series are Original Issue Discount Securities, such portion of the principal as may be specified by the terms of that series, to be due and payable immediately. At any time after a declaration of acceleration with respect to Senior Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

     Reference is made to the Prospectus Supplement or Prospectus Supplements relating to each series of Offered Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture requires the Company to file annually with the Trustee an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture. (Section 1009) The Indenture provides that if a default occurs with respect to Senior Debt Securities of any series, the Trustee will give the Holders of such series notice of such default when, as and to the extent provided by the Trust Indenture Act, provided, however, that in the case of any default under any covenant referenced in clause (iv) above with respect to such series, no such notice to Holders will be given until at least thirty days after the occurrence thereof. (Section 602)

     The Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Debt Securities of that series. (Section 512)

MODIFICATION AND WAIVER

     Without the consent of any Holders, the Company and the Trustee, at any time from time to time, may modify or amend the Indenture to (i) evidence the succession of another Person to the Company and such Person's assumption of any covenants of the Company under the Indenture and any Senior Debt Securities;
(ii) add covenants of the Company for the benefit of Holders of all or any series of Senior Debt Securities or to surrender any right or power conferred upon the Company; (iii) add any additional Events of Default for the benefit of the Holders of all or any series of Senior Debt Securities; (iv) add to or change any provisions of the Indenture to the extent necessary to permit or facilitate the issuance of Senior Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Senior Debt Securities in uncertificated form; (v) add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Senior Debt Securities, subject to certain limitations; (vi) secure the Senior Debt Securities; (vii) establish the form or terms of Senior Debt Securities of any series; (viii) evidence and provide for the acceptance of appointment by a successor Trustee with respect to one or more series of Senior Debt Securities; or (ix) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision of the Indenture, provided that such action will not adversely affect the interests of Holders of Senior Debt Securities of any series in any material respect. (Section 901)

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Senior Debt Security affected thereby, (i) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Senior Debt Security,
(ii) reduce the principal amount of, or any premium or interest on, any Senior Debt Security, (iii) reduce the amount of principal of an Original Issue Discount Security or any other Senior Debt Security payable upon acceleration of the Maturity thereof, (iv) change the place or currency of payment of principal of, or any premium or interest on, any Senior Debt Security, (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security or (vi) reduce the percentage in principal amount of Outstanding Senior Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

     The Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section
1010) The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of, or any premium or interest on, any Senior Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of that series affected. (Section 513)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate with or merge into or convey, transfer or lease its property and assets substantially as an entirety to any person (a "successor Person") unless (i) that person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America or any State or the District of Columbia, (ii) the successor Person assumes by supplemental indenture all of the Company's obligations on the Senior Debt Securities outstanding at that time, (iii) after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing and (iv) certain other conditions are met. The Indenture further provides that no consolidation or merger of the Company with or into any other corporation and no conveyance, transfer or lease of its property substantially as an entirety to another corporation may be made if, as a result thereof, any Principal Property of the Company or any Restricted Subsidiary or any shares of Capital Stock or Debt of a Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the provisions of Section 1008 (see "Restrictions on Secured Debt"), unless the Senior Debt Securities are secured equally and ratably with, or prior to, all indebtedness secured thereby. (Section 801)

DEFEASANCE AND DISCHARGE, COVENANT DEFEASANCE

     The Company may elect, at its option at any time, to effect a defeasance and discharge (a "Defeasance") or a covenant defeasance (a "Covenant Defeasance") in respect of the Senior Debt Securities or any series thereof designated as being defeasible pursuant to its terms.

     Upon the Company's exercise of its option to effect a Defeasance, the Company will be deemed to have been discharged from its obligations with respect to such Senior Debt Securities on and after the date the conditions to Defeasance described below are satisfied. For purposes of the Indenture, Defeasance means the Company will be deemed to have paid and discharged the entire indebtedness represented by such Senior Debt Securities and to have satisfied all of its other obligations under or with respect to such Senior Debt Securities and under the Indenture, except for the following (i) the rights of Holders of such Senior Debt Securities to receive, solely from the trust fund described in the Indenture, payments in respect of principal of, and any premium and interest on, such Senior Debt Securities when due, (ii) certain of the Company's obligations under the Indenture with respect to temporary securities; registration, registration of transfer and exchange; mutilated, destroyed, lost or stolen securities; maintenance of an office or agency; and money held in trust for the benefit of Holders of Senior Debt Securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the foregoing provisions. (Section 1302)

     Upon the Company's exercise of its option to effect a Covenant Defeasance with respect to any Senior Debt Securities or any series thereof, (i) the Company will be released from its obligations with respect to liens resulting from consolidations or mergers and its covenants relating to existence, maintenance of properties, payment of taxes and other claims as well as any additional covenants specified in the terms of such series of Senior Debt Securities or any supplemental indenture related thereto, and (ii) the occurrence of certain events of default related to the foregoing covenants will be deemed not to be or result in an Event of Default, in each case after the date that the conditions to Covenant Defeasance described below are satisfied. (Section 1303)

     The conditions that the Company must satisfy in order to effect a Defeasance or a Covenant Defeasance in respect of the Senior Debt Securities or any series thereof are as follows: (i) the Company will irrevocably deposit or cause to be deposited with the Trustee as trust funds for the purpose of making payments when due under the Indenture money or U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the principal of and any premium and interest on such Senior Debt Securities on the respective Stated Maturities in accordance with the terms of such Senior Debt Securities and the Indenture; (ii) delivery by the Company of an Opinion of Counsel regarding the tax effects of such action on the Holders of Senior Debt Securities; (iii) delivery of an Officer's Certificate to the effect that no listed Senior Debt Securities will be delisted; (iv) no Event of Default shall have occurred and be continuing at the time of the deposit or, regarding bankruptcy-related events, at any time on or prior to the 90th day after such deposit; (v) such deposit will not cause the Trustee to have a conflicting interest under the Trust Indenture Act; (vi) such Defeasance or Covenant Defeasance will not result in a breach of or default under any other agreement to which the Company is a party or by which it is bound; (vii) such Defeasance or Covenant Defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless the trust is registered or exempted thereunder; and (viii) delivery by the Company to the Trustee of any Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with. (Section 1304)

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Senior Debt Security on any Interest Payment Date will be made to the person in whose name such Senior Debt Security or one or more Predecessor Senior Debt Securities is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     The Company will maintain in each Place of Payment for any series of Senior Debt Securities an office or agency where Senior Debt Securities of that series may be presented or surrendered for payment, where Senior Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Debt Securities of that series and the Indenture may be served. (Section 1002)

     If the Company acts as its own Paying Agent with respect to any series of Senior Debt Securities, it will, on or before each due date of the principal of, or any premium or interest on, any securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums are paid to such Persons or otherwise disposed of and will promptly notify the Trustee of its action or failure to so act. Whenever the Company will have one or more Paying Agents for any series of Senior Debt Securities, it will, prior to each due date of the principal of, or any premium or interest on, any Senior Debt Securities of that series, deposit with the Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and, unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee of its action or failure to so act.

     The Company will cause each Paying Agent for any series of Senior Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee, subject to the Indenture, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company , or any other obligor upon the Senior Debt Securities of that series, in the making of any payment in respect of the Senior Debt Securities of that series, upon the written request of the Trustee, pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Senior Debt Securities of that series. (Section 1003)

REGARDING THE TRUSTEE

     National City Bank is the Trustee under the Indenture. National City Bank is currently committed to provide loans to the Company under (i) a $100,000,000 unsecured revolving credit facility, which expires October 31, 2002, and (ii) a $3,000,000 line of credit for the leasing of manufacturing equipment, which expires October 31, 2002. Both Duane E. Collins, President, Chief Executive Officer and Director of the Company, and John G. Breen, a Director of the Company, are directors of National City Bank.

BOOK-ENTRY SYSTEM

     If so specified in the Prospectus Supplement or Prospectus Supplements, Senior Debt Securities of any series may be issued under a book-entry system in the form of one or more global securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the Prospectus Supplement or Prospectus Supplements, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee and will bear a legend regarding the restrictions on exchanges and registration of transfers thereof referred to below and any other matters as may be provided for pursuant to the Indenture.

     The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom, and/or their representatives, own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon the issuance of a Global Security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Senior Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Senior Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interest in a Global Security.

     So long as the Depositary or its nominee is the registered owner of a Global Security, it will be considered the sole owner or holder of the Senior Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have the Senior Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Senior Debt Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing practice, in the event that the Company requests any action of the holders or a beneficial owner desires to take any action a holder is entitled to take, the Depositary would act upon the instructions of, or authorize, the participant to take such action.

     Payment of principal of, and any premium and interest on, Senior Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Senior Debt Securities. None of the Company, the Trustee, any paying agent or registrar for such Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal and any premium or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     A Global Security may not be exchanged or transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of the Senior Debt Securities being offered hereby is exchangeable or transferable for Senior Debt Securities in definitive form of like tenor and terms if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be or in good standing as a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Senior Debt Securities represented by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Debt Securities registered in such names and in such authorized denominations as the Depositary for such Global Security shall direct. (Section 305)

                              PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities in four ways: (i) directly to purchasers, (ii) through agents, (iii) to or through underwriters and (iv) to dealers.

     The distribution of Senior Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Senior Debt Securities, underwriters or agents may receive compensation from the Company or from purchasers of Senior Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Senior Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commission from the purchasers from whom they may act as agents. Any underwriters or agents participating in the distribution of Senior Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Senior Debt Securities may be deemed to be underwriting discounts and commission under the Securities Act.

     Offers to purchase Offered Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales will be set forth in the accompanying Prospectus Supplement.

     Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the accompanying Prospectus Supplement. Unless otherwise indicated in the accompanying Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If any underwriters are utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the specific managing underwriter or underwriters, as well as any other underwriters and the terms of the transaction will be set forth in the accompanying Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engaged in transactions with, or perform services of, the Company in the ordinary course of business.

     Offered Securities may also be offered or sold, if so indicated in the accompanying Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with their terms, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the accompanying Prospectus Supplement. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

     If so indicated in the accompanying Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the accompanying Prospectus Supplement pursuant to delayed delivery contracts providing for payments and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the accompanying Prospectus Supplement, and the accompanying Prospectus Supplement will set forth the commission payable for solicitation of such offers. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of such Senior Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Any underwriters, agents or dealers utilized in the sale of Offered Securities will not confirm sales to accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS

     The validity of the Senior Debt Securities offered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, Cleveland, Ohio, and for any underwriters or agents by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell has on occasion been retained to perform legal services for the Company.

                                    EXPERTS

     The consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed with the Commission and incorporated in this Prospectus have been examined by Coopers & Lybrand L.L.P., independent accountants, to the extent and for the periods set forth in their report dated July 31, 1997, incorporated in this Prospectus by reference, and are incorporated by reference in reliance upon the report and the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of the expenses to be incurred by the Company in connection with the issuance and distribution of the Senior Debt Securities being registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimates except for the Commission registration fee.

Commission registration fee.................................    $177,000
Printing and engraving costs................................    $ 15,000
Accounting fees and expenses................................    $ 16,500
Trustee fees and expenses...................................    $ 15,000
Legal fees and expenses.....................................    $ 35,000
Miscellaneous expenses......................................    $  1,500
                                                                --------
Total.......................................................    $260,000
                                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article VII of the Registrant's Code of Regulations provides as follows:

                                  ARTICLE VII

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     The Corporation shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the articles of incorporation or the regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 1701.13(E) of the Ohio Revised Code provides as follows:

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of it self, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

             (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

             (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

             (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

             (b) If the quorum described in division (E)(4) (a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

             (c) By the shareholders;

             (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division (E)(4)
(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding refereed to in division (E)(1) or
     (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in divisions (E)(1) and (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which be agrees to do both of the following:

             (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

             (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to any other rights granted to those seeking indemnification under the articles or the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, member, manager, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E) (1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entities, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, trustee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, or partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as would if he had served the new or surviving corporation in the same capacity.

     The Company carries directors' and officers' liability insurance that covers certain liabilities and expenses of the Company's directors and officers.

     Reference is also made to the indemnification provisions in the form of United States Distribution Agreement filed as exhibit 1.1 to this Registration Statement and to the undertaking "(c)" in Item 17 of this Registration Statement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The following exhibits are filed herewith and made a part hereof:

EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
-------                       ----------------------
    1.1    Form of United States Distribution Agreement.
    4.1    Indenture, dated May 3, 1996, between the Company and
           National City Bank, as Trustee, relating to the Senior Debt
           Securities.
    5.1    Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities being offered.
   12.1    Computation of Ratio of Earnings to Fixed Charges.
   23.1    Consent of Jones, Day, Reavis & Pogue (included in Exhibit
           5.1).
   23.2    Consent of Coopers & Lybrand L.L.P.
   24.1    Powers of Attorney.
   25.1    Statement of Eligibility of National City Bank under the
           Trust Indenture Act of 1939 on Form T-1 relating to the
           Indenture.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON MARCH 13, 1998.

                                          PARKER-HANNIFIN CORPORATION

                                          By: /s/ THOMAS A. PIRAINO
                                            ------------------------------------
                                            Thomas A. Piraino
                                            Vice President -- Law and Assistant
                                              Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                   SIGNATURE                                      TITLE                            DATE
                   ---------                                      -----                            ----

* /s/ P.S. PARKER                                 Chairman of the Board and Director          March 13, 1998
------------------------------------------------
P.S. Parker

* /s/ D. E. COLLINS                               President, Chief Executive Officer          March 13, 1998
------------------------------------------------  and Director
D. E. Collins                                     (Principal Executive Officer)

* /s/ M. J. HIEMSTRA                              Vice President -- Finance and               March 13, 1998
------------------------------------------------  Administration and
M. J. Hiemstra                                    Chief Financial Officer
                                                  (Principal Financial Officer)

* /s/ H. C. GUERITEY, JR.                         Controller                                  March 13, 1998
------------------------------------------------  (Principal Accounting Officer)
H. C. Gueritey, Jr.

                                                  Director                                    March 13, 1998
------------------------------------------------
Allan L. Rayfield

* /s/ J. G. BREEN                                 Director                                    March 13, 1998
------------------------------------------------
J. G. Breen

* /s/ P. G. SCHLOEMER                             Director                                    March 13, 1998
------------------------------------------------
P. G. Schloemer

* /s/ P. C. ELY, JR.                              Director                                    March 13, 1998
------------------------------------------------
Paul C. Ely, Jr.

                                                  Director                                    March 13, 1998
------------------------------------------------
Allen H. Ford

* /s/ W. R. SCHMITT                               Director                                    March 13, 1998
------------------------------------------------
W. R. Schmitt

                   SIGNATURE                                      TITLE                            DATE
                   ---------                                      -----                            ----

* /s/ H.R. ORTINO                                 Director                                    March 13, 1998
------------------------------------------------
Hector R. Ortino

* /s/ D. W. SULLIVAN                              Director                                    March 13, 1998
------------------------------------------------
D. W. Sullivan

* /s/ S. A. STREETER                              Director                                    March 13, 1998
------------------------------------------------
S.A. Streeter

* /s/ P.W. LIKINS                                 Director                                    March 13, 1998
------------------------------------------------
Peter W. Likins

* /s/ M.A. TRESCHOW                               Director                                    March 13, 1998
------------------------------------------------
Michael A. Treschow

                                                  Director                                    March 13, 1998
------------------------------------------------
Debra L. Starnes

* The undersigned, by signing his name hereto, does hereby sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the Registrant and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.

/s/ THOMAS A. PIRAINO                                                                         March 13, 1998
------------------------------------------------
Thomas A. Piraino, Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
-------                       -------------------

  1.1     Form of United States Distribution Agreement.
  4.1     Indenture, dated May 3, 1996, between the Company and
          National City Bank, as Trustee, relating to the Senior Debt
          Securities.
  5.1 Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities being offered.
 12.1     Computation of Ratio of Earnings to Fixed Charges.
 23.1     Consent of Jones, Day, Reavis & Pogue (included in Exhibit
          5.1).
 23.2     Consent of Coopers & Lybrand L.L.P.
 24.1     Powers of Attorney.
 25.1     Statement of Eligibility of National City Bank under the
          Trust Indenture Act of 1939 on Form T-1 relating to the
          Indenture.